Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-173114, No. 333-163929, No. 333-19011, No. 333-71373, No. 333-42276, No. 333-45534, No. 333-73652, No. 333-89176 and No. 333-141458) and on Form S-3 (No. 175419 and No. 333-160577) of MicroVision, Inc. of our report dated March 8, 2012 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
March 8, 2012